Exhibit 8.1

Subsidiary	Jurisdiction of Incorporation or Organization	Name Under Which Business is Done
Equity One, Inc.	Maryland	Equity One, Inc.
MGN (USA), Inc.	Nevada	MGN (USA), Inc.
MGN USA (2016) LLC	Delaware	MGN USA (2016) LLC
MGN America, LLC	Delaware	MGN America, LLC
MGN America (2016) LLC	Delaware	MGN America (2016) LLC
Gazit (1995), Inc.	Nevada	Gazit (1995), Inc.
Gazit First Generation LLC	Delaware	Gazit First Generation LLC
Gazit Group USA, Inc.	Florida	Gazit Group USA, Inc.
MGN Icarus, LLC	Florida	MGN Icarus, LLC
Gazit Group South America, Inc.	Nevada	Gazit Group South America, Inc.
Gazit Brasil, LP	Delaware	Gazit Brasil, LP
Gazit Acquisition Corp.	Florida	Gazit Acquisition Corp.
ProMed Properties, Inc.	Delaware	ProMed Properties, Inc.
ProMed Property Management, Inc.	Florida	ProMed Property Management, Inc.
ProMed Manhattan LLC	New York	ProMed Manhattan LLC
Gazit Group Financial, LLC	Delaware	Gazit Group Financial, LLC
Silver Maple (2001), Inc.	Delaware	Silver Maple (2001), Inc.
Ficus, Inc.	Delaware	Ficus, Inc.
Gazit Canada Inc.	Ontario, Canada	Gazit Canada Inc.
First Capital Realty Inc.	Ontario, Canada	First Capital Realty Inc.
Gazit America Inc.	Ontario, Canada	Gazit America Inc.
Gazit Canada Investment Limited Partnership	Ontario, Canada	Gazit Canada Investment Limited Partnership
Gazit Canada Financial Inc.	Ontario, Canada	Gazit Canada Financial Inc.
Gazit Europe (Netherlands) B.V	The Netherlands	Gazit Europe (Netherlands)
Gazit Europe (Asia) B.V.	The Netherlands	Gazit Europe (Asia)
Hollywood Properties Ltd.	Cayman Islands	Hollywood Properties Ltd.
Citycon Oyj.	Finland	Citycon Oyj.
Atrium European Real Estate Limited	Jersey Island	Atrium European Real Estate Limited
Gazit Midas Limited	Jersey Island	Gazit Midas Limited
Gazit Gaia Limited	Jersey Island	Gazit Gaia Limited
Gazit Germany Beteiligungs GmbH & Co. KG	Germany	Gazit Germany Beteiligungs GmbH & Co. KG
Gazit Germany Asset Management GmbH	Germany	Gazit Germany Asset Management GmbH
VELAYA Vermögensverwaltungsgesellschaft mbH	Germany	VELAYA Vermögensverwaltungsgesellschaft mbH
Gazit Immobilien Wentorf GmbH	Germany	Gazit Immobilien Wentorf GmbH
Gazit Wentorf Komplementär GmbH	Germany	Gazit Wentorf Komplementär GmbH
Gazit Grevenbroich Komplementär GmbH	Germany	Gazit Grevenbroich Komplementär GmbH
Gazit Immobilien Motorama München GmbH	Germany	Gazit Immobilien Motorama München GmbH
Gazit Gütersloh Komplementär GmbH	Germany	Gazit Gütersloh Komplementär GmbH
Motorama München Komplementär GmbH	Germany	Motorama München Komplementär GmbH
Gazit Immobilien Friedrichsdorf GmbH	Germany	Gazit Immobilien Friedrichsdorf GmbH
Gazit Immobilien Gütersloh GmbH	Germany	Gazit Immobilien Gütersloh GmbH
Gazit Immobilien Fachmarktzentrum Groß Gerau GmbH	Germany	Gazit Immobilien Fachmarktzentrum Groß Gerau GmbH
Gazit Germany Grvenbroich GmbH	Germany	Gazit Germany Grvenbroich
Motorama München GmbH & Co. KG	Germany	Motorama München GmbH & Co. KG
Gazit Immobilien Grevenbroich GmbH & Co. KG	Germany	Gazit Immobilien Grevenbroich GmbH & Co. KG

Casinopark Wentorf GmbH & Co. KG	Germany	Casinopark Wentorf GmbH & Co. KG
Gazit Immobilien Gütersloh GmbH & Co. KG	Germany	Gazit Immobilien Gütersloh GmbH & Co. KG
Gazit Immobilien Groß Gerau Komplementär GmbH	Germany	Gazit Immobilien Groß Gerau Komplementär GmbH
GG1 Immobilien GmbH & Co. KG	Germany	GG1 Immobilien GmbH & Co. KG
GG2 Immobilien GmbH & Co. KG	Germany	GG2 Immobilien GmbH & Co. KG
Gazit Brasil Ltda.	Sao Paulo, Brazil	Gazit Brasil Ltda.
Shopping Caxias Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Shopping Caxias Empreendimentos Imobiliários Ltda.
Glow Comercializadora de Energia Ltda	Sao Paulo, Brazil	Glow Comercializadora de Energia Ltda
Gazit Corporate Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Gazit Corporate Empreendimentos Imobiliários Ltda.
Chamam Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Chamam Empreendimentos Imobiliários Ltda.
Gazit Participações Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Gazit Participações Empreendimentos Imobiliários Ltda.
Yaalom Imobiliária Adm de Imóveis e Cred Imobiliários Ltda	Sao Paulo, Brazil	Yaalom Imobiliária Adm de Imóveis e Cred Imobiliários Ltda
Zahav Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Zahav Empreendimentos Imobiliários Ltda.
FIM Norstar - Fundo de Investimento Multimercado Norstar Credito Privado	Sao Paulo, Brazil	FIM Norstar - Fundo de Investimento Multimercado Norstar Credito Privado
FII Shopping Light - Fundo de Investimento Imobiliário Shopping Light	Sao Paulo, Brazil	FII Shopping Light - Fundo de Investimento Imobiliário Shopping Light
FII Top Center - Top Center Fundo de Investimento Imobiliário	Sao Paulo, Brazil	FII Top Center - Top Center Fundo de Investimento Imobiliário
FII Mais Shopping - Mais Shopping Fundo de Investimento Imobiliário	Sao Paulo, Brazil	FII Mais Shopping - Mais Shopping Fundo de Investimento Imobiliário
FII Morumbi Town - Fundo de Investimento Imobiliário Morumbi Town I	Sao Paulo, Brazil	FII Morumbi Town - Fundo de Investimento Imobiliário Morumbi Town I
FII JK Town - JK Town Fundo de Investimento Imobiliário I	Sao Paulo, Brazil	FII JK Town - JK Town Fundo de Investimento Imobiliário I
FII Cidade Jardim - Algarves Fundo de Investimento Imobiliário	Sao Paulo, Brazil	FII Cidade Jardim - Algarves Fundo de Investimento Imobiliário
Ganaz Empreendimentos Imobiliários Ltda.	Sao Paulo, Brazil	Ganaz Empreendimentos Imobiliários Ltda.
Beit Derech Hashlom Ltd.	Israel	Beit Derech Hashlom Ltd.
Gazit Globe Holdings (1992) , Ltd.	Israel	Gazit Globe Holdings (1992) , Ltd.
Gazit- Globe Israel (Development) Ltd.	Israel	Gazit- Globe Israel (Development) Ltd.
Acad Building & Investments Ltd.	Israel	Acad Building & Investments Ltd.
Acad Supply & Assets (1979) Ltd.	Israel	Acad Supply & Assets (1979) Ltd.
Bay Heart Ltd.	Israel	Bay Heart Ltd.
Bay Heart Assets (1994) Ltd.	Israel	Bay Heart Assets (1994) Ltd.
GLA Asset Management Ltd.	Israel	GLA Asset Management Ltd.
G Israel Commercial Centers Ltd.	Israel	G Israel Commercial Centers Ltd.
G Kfar Saba Ltd.	Israel	G Kfar Saba Ltd.
G West Ltd.	Israel	G West Ltd.
G. Globe Development, Ltd.	Israel	G. Globe Development, Ltd.
Golden Oak Inc.	Cayman Islands	Golden Oak
G-Netherlands B.V.	The Netherlands	G-Netherlands B.V.
G-Bulgaria EAD	Bulgaria	G-Bulgaria EAD
G- Macedonia AD	Macedonia	G- Macedonia AD
Plovdiv Retail Center EAD	Bulgaria	Plovdiv Retail Center EAD
Trident AD	Bulgaria	Trident AD
Gazit Hercules Limited	Jersey Islands	Gazit Hercules Limited
Gazit Poseidon Limited	Jersey Islands	Gazit Poseidon Limited